                                                                     EXHIBIT 4.1

           RYDEX SPECIALIZED PRODUCTS LLC, d/b/a "RYDEX INVESTMENTS",

                                   as Sponsor,

                              THE BANK OF NEW YORK,

                                   as Trustee,

          ALL REGISTERED OWNERS AND BENEFICIAL OWNERS OF BRITISH POUND
                    STERLING CURRENCYSHARES ISSUED HEREUNDER

                                       and

                                 ALL DEPOSITORS

                                   ----------

                           Depositary Trust Agreement

                 CurrencyShares(SM) British Pound Sterling Trust

                                   ----------

                           Dated as of _________, 2006

                                TABLE OF CONTENTS

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ARTICLE 2 STATEMENT OF PURPOSE; CREATION AND DECLARATION OF TRUST;
                  FORM OF CERTIFICATES; DEPOSIT OF BRITISH
                  POUNDS; DELIVERY, REGISTRATION OF TRANSFER AND
                  SURRENDER OF SHARES....................................     9
   Section 2.1    Statement of Purpose; Duties and Powers of the Trust...     9
   Section 2.2    Creation and Declaration of Trust; Business of the
                  Trust..................................................     9
   Section 2.3    Form of Certificates; Book-Entry System;

   Section 2.6    Registration and Registration of Transfer of Shares;
                  Combination and Split-up of Certificates...............    14
   Section 2.7    Surrender of Shares and Withdrawal of Trust Property...    15
   Section 2.8    Limitations on Delivery, Registration of Transfer and
                  Surrender of Shares....................................    16
   Section 2.9    Lost Certificates, Etc.................................    17
   Section 2.10   Cancellation and Destruction of Surrendered

   Section 3.1    Liability of Registered Owner for Taxes and Other

   Section 4.1    Evaluation of British Pounds; Calculation of Net

                                        i

   Section 4.9    Further Provisions for Sales of Trust Property;

   Section 6.1    Maintenance of Office and Transfer Books by the

   Section 6.4    Resignation or Removal of the Trustee; Appointment of
                  Successor Trustee......................................    34
   Section 6.5    Transfers Between Interest Account and Non-Interest

   Section 9.4    Registered Owners, Beneficial Owners and Depositors as

                                       ii

EXHIBIT A -DEPOSIT ACCOUNT AGREEMENT

EXHIBIT B -FORM OF CERTIFICATES

                                       iii

                           DEPOSITARY TRUST AGREEMENT

          THIS DEPOSITARY TRUST AGREEMENT dated as of [___________], 2006, between Rydex Specialized Products LLC, a Delaware limited liability company
d/b/a "RYDEX INVESTMENTS", as sponsor, THE BANK OF NEW YORK, a New York banking corporation, as trustee, all Registered Owners and Beneficial Owners from time to time of British Pound Sterling CurrencyShares issued hereunder and all
Depositors.

                                   WITNESSETH:

          WHEREAS the Sponsor desires to establish a trust, to be known as the
"CurrencyShares(SM) British Pound Sterling Trust", pursuant to the laws of the
State of New York;

          WHEREAS the Sponsor desires to establish the terms on which British
Pounds (as herein defined) may be deposited in the trust and provide for the creation of British Pound Sterling CurrencyShares in Baskets (as herein defined)
representing fractional undivided interests in the net assets of the trust and the execution and delivery of Certificates (as herein defined) evidencing the
British Pound Sterling CurrencyShares; and

          WHEREAS the Sponsor desires to provide for other terms and conditions upon which the trust shall be established and administered, as hereinafter provided.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee hereby agree as follows:

                                    ARTICLE 1

                      DEFINITIONS AND RULES OF CONSTRUCTION

          Section 1.1 Definitions.

          Except as otherwise specified in this Trust Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Depositary Trust Agreement.

          "Agreement" means this Depositary Trust Agreement, as amended or supplemented in accordance with its terms.

          "Authorized Participant" means a Person that, at the time of submitting a Purchase Order or a Redemption Order, (i) is a registered broker-dealer or other securities market participant, (ii) is a DTC Participant or an Indirect Participant and (iii) has in effect a valid Authorized
Participant Agreement.

          "Authorized Participant Agreement" means an agreement among the
Trustee, the Sponsor and an Authorized Participant that authorizes the
Authorized Participant to submit Purchase Orders and Redemption Orders under this Agreement.

          "Basket" means 50,000 Shares, except that the Trustee, in consultation with the Sponsor, may from time to time increase or decrease the number of
Shares comprising a Basket.

          "Basket British Pound Amount" is the amount of British Pounds that must be deposited for issuance of one Basket or that, subject to the exception stated in Section 2.7, is deliverable upon Surrender of one Basket. The Basket
British Pound Amount will be determined as provided in Section 2.4(b).

          "Beneficial Owner" means any Person owning, through DTC, a DTC
Participant, or an Indirect Participant, a Share.

                                        2

          "British Pound" and "Great Britain Pound" mean the official currency of the United Kingdom.

          "Certificate" means a certificate that may be executed and delivered by the Trustee under this Agreement evidencing Shares.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission of the
United States or any successor governmental agency in the United States.

          "Corporate Trust Office" means the office of the Trustee at which its depositary receipt business is administered which, at the date of this
Agreement, is located at 101 Barclay Street, New York, New York 10286.

          "Deliver" means (a) when used with respect to British Pounds, either
(i) a wire transfer of immediately available British Pounds to the account specified by the Person entitled to the Delivery or (ii) if requested by the
Person entitled to the Delivery, delivery of a certified or official bank check for British Pounds payable as requested by the person entitled to the Delivery and (b) when used with respect to Shares, either (i) one or more book-entry transfers of those Shares to an account or accounts at DTC designated by the
Person entitled to such delivery for further credit as specified by that Person or (ii) in the circumstances specified in Section 2.3(e), execution and delivery at the Corporate Trust Office of the Trustee of one or more Certificates evidencing those Shares.

          "Deposit Account Agreement" means the Deposit Account Agreement entered into between the Trustee and the Depository, substantially in the form annexed hereto as Exhibit A, as it may be amended or supplemented in accordance with this Agreement.

                                        3

          "Depositor" means any Authorized Participant that deposits British
Pounds into the Trust, either for its own account or on behalf of another Person that is the owner or beneficial owner of those British Pounds.

          "Depository" means JPMorgan Chase Bank, N.A., London Branch.

          "Dollars" or "$" means the official currency of the United States of
America.

          "DTC" means The Depository Trust Company, its nominees and their respective successors.

          "DTC Participant" means a Person that, pursuant to DTC's governing documents, is entitled to deposit securities with DTC in its capacity as a
"participant."

          "Exchange" means the exchange on which the Shares are principally traded, as specified by the Sponsor, initially the New York Stock Exchange.

          "Fiscal Year" means the annual accounting periods of the Trust which will end on October 31 of each year.

          "Indemnified Amounts" is defined in Section 7.1.

          "Indemnitee" is defined in Section 7.1.

          "Indemnitor" is defined in Section 7.1.

          "Indirect Participant" means a Person that, by clearing securities through, or maintaining a custodial relationship with, a DTC Participant, has access to the DTC clearing system.

          "Interest Account" means the interest-bearing account for the Trust's assets maintained with the Depository pursuant to the Deposit Account Agreement.

                                        4

          "London Business Day" means any day other than (i) a Saturday or
Sunday or (ii) a day which has been designated a bank holiday in England.

          "NAV" means the net asset value of the Trust determined under Section
4.1.

          "NAV per Basket" means the value of a Basket determined under Section
2.4.

          "NAV per Share" means the value of a Share determined under Section
4.1.

          "New York Business Day" means any day other than (i) a Saturday or
Sunday or (ii) a day on which the Exchange is not open for regular trading at noon, New York time.

          "Non-Interest Account" means the non-interest-bearing account maintained with the Depository pursuant to the Deposit Account Agreement.

          "Noon Buying Rate" means the Dollar/British Pound exchange rate, as determined and published by the Federal Reserve Bank of New York each New York
Business Day at approximately 12:00 PM (New York time).

          "Order Cutoff Time" means (i) 4:00 PM (New York time) or (ii) another time agreed to by the Sponsor and the Trustee and of which Registered Owners and all existing Authorized Participants have been notified by the Trustee.

          "Order Date" means, with respect to a Purchase Order, the date specified in Section 2.4(a) and, with respect to a Redemption Order, the date specified in Section 2.7.

          "Person" means any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust,

                                        5

unincorporated organization or government or any agency or political subdivision thereof.

          "Proceeding" is defined in Section 7.1.

          "Purchase Order" is defined in Section 2.4.

          "Qualified Bank" means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United
States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (i) is a DTC Participant or a participant in such other securities depository as is then acting with respect to the Shares, (ii) unless counsel to the Sponsor determines that the following requirement is not necessary for the exception under Section 408(m) of the Code to apply, is a banking institution as defined in Section 408(n) of the Code and
(iii) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $500,000,000.

          "Redemption Order" is defined in Section 2.7.

          "Registered Owner" means the Person in whose name Shares are registered on the books of the Trustee maintained for that purpose.

          "Registrar" means any bank or trust company that is appointed to register Shares and transfers of Shares as herein provided.

          "Relevant Price" means the Noon Buying Rate, except as provided below.
If, on a particular evaluation day, the Federal Reserve Bank of New York does not announce a Noon Buying Rate by 2:00 PM (New York time), then the most recent
Federal Reserve Bank of New York determination of the Noon Buying Rate will be the "Relevant Price" and be used to determine the NAV of the Trust unless the
Trustee, in consultation with the Sponsor, determines that such price is inappropriate to use as the basis for such valuation. In the event that the
Trustee and the Sponsor determine that the

                                        6

most recent Federal Reserve Bank of New York determination of the Noon Buying
Rate is not an appropriate basis for valuation of the Trust's British Pounds, they shall determine an alternative basis for such evaluation to be employed by the Trustee, which will be the "Relevant Price."

          "Settlement Date" means, with respect to a Purchase Order, the date specified in Section 2.4(a) and, with respect to a Redemption Order, the date specified in Section 2.7.

          "Shares" means British Pound Sterling CurrencyShares created under this Agreement, each representing a fractional undivided ownership interest in the net assets of the Trust, which interest shall equal a fraction, the numerator of which is 1 and the denominator of which is the total number of
Shares outstanding.

          "Sponsor" means Rydex Specialized Products LLC, a Delaware limited liability company, d/b/a "Rydex Investments".

          "Sponsor's Fee" means the fee to be paid to the Sponsor, which for each day shall be equal to (.004/365 or 366, depending on the number of days in the year) multiplied by (the British Pounds in the Trust as of the close of business on the preceding London Business Day, which shall include all unpaid interest but exclude unpaid fees, each as accrued through the immediately preceding day).

          "Sponsor Indemnified Persons" is defined in Section 7.1.

          "Surplus Property" means any Trust Property other than (i) British
Pounds deposited by or on behalf of Authorized Participants pursuant to Section
2.4, in the Interest Account or the Non-Interest Account, (ii) British Pounds
received as interest on British Pounds in the Interest Account, (iii) amounts withdrawn from the Interest Account in order to make a redemption described in
Section 2.7, or (iv) amounts being held for the payment of estimated Trust expenses.

                                        7

          "Surrender" means, when used with respect to Shares, (a) one or more book-entry transfers of Shares to the DTC account of the Trustee or (b)
surrender to the Trustee at its Corporate Trust Office of one or more
Certificates evidencing Shares.

          "Trust" means the CurrencyShares British Pound Sterling Trust, the trust entity created by this Agreement.

          "Trust Property" means the British Pounds that are deposited under this Agreement and any other money or other property that is received by the
Trustee in respect of Trust Property and that is being held under this
Agreement. Trust Property shall not include any property subject to distribution for which the record date for determining Registered Owners entitled to such distribution has passed.

          "Trustee" means The Bank of New York, a New York banking corporation, in its capacity as trustee under this Agreement, or any successor as trustee under this Agreement.

          "Trustee Indemnified Persons" is defined in Section 7.1.

          Section 1.2 Rules of Construction.

          Unless the context otherwise requires:

               (i) a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States;

               (iii) "or" is not exclusive;

               (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular
Article, Section or other subdivision;

                                        8

               (v) "including" means including without limitation; and

               (vi) words in the singular include the plural and words in the plural include the singular.

                                    ARTICLE 2

                              STATEMENT OF PURPOSE;
                       CREATION AND DECLARATION OF TRUST;
           FORM OF CERTIFICATES; DEPOSIT OF BRITISH POUNDS; DELIVERY,
                REGISTRATION OF TRANSFER AND SURRENDER OF SHARES

          Section 2.1 Statement of Purpose; Duties and Powers of the Trust.

          (a) The Trust is a passive investment vehicle that is not actively managed. The sole purpose of the Trust is to hold British Pounds on behalf of the Registered Owners. The Trust shall have no directors or persons acting in similar capacity and no officers or employees, and shall act only through the
Trustee and the Sponsor.

          (b) The Trust shall have the power to receive and hold deposits of
British Pounds, issue Baskets representing those deposits, distribute British
Pounds upon surrenders of Baskets, and perform acts incidental to the foregoing as provided in this Agreement, but the Trust shall not have the power to engage in any other business activities.

          Section 2.2 Creation and Declaration of Trust; Business of the Trust.

          (a) The Trustee acknowledges that an initial deposit of 100 British
Pounds under and in accordance with this Agreement has been made in the Interest
Account by the Sponsor on the date hereof in exchange for one Share. The Sponsor is purchasing the initial Share solely for the purpose of forming the Trust. The
Sponsor will redeem the initial Share for 100 British Pounds as promptly as practicable after the Form S-1 registration statement filed with the Commission with respect to the Shares is declared

                                        9

effective by the Commission and the Initial Purchaser, as defined in the registration statement, deposits British Pounds in accordance with the registration statement.

          (b) The Trustee declares that it will hold that initial deposit and all other Trust Property as trustee for the benefit of the Registered Owners for the purposes of, and subject to and limited by the terms and conditions set forth in, this Agreement. The trust created by this Agreement shall be known as the "CurrencyShares(SM) British Pound Sterling Trust".

          Section 2.3 Form of Certificates; Book-Entry System; Transferability
of Shares.

          (a) The Certificates evidencing Shares shall be substantially in the form set forth in Exhibit B annexed to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Shares shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless a Certificate evidencing those Shares has been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the
Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar. The Trustee shall maintain books on which the registered ownership of each Share and transfers, if any, of such registered ownership shall be recorded. Certificates evidencing Shares bearing the manual or facsimile signature of a duly authorized signatory of the Trustee and the manual signature of a duly authorized officer of the Registrar, if applicable, who was, at the time such Certificates were executed, a proper signatory of the Trustee or Registrar, if applicable, shall bind the Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Certificates.

          (b) The Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Agreement as may be required by the Trustee or required to comply with any

                                       10

applicable law or regulations thereunder or with the rules and regulations of the Exchange or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Shares evidenced by a particular Certificate are subject.

          (c) The Sponsor and the Trustee will apply to DTC for acceptance of the Shares in its book-entry settlement system. Shares deposited with DTC shall be evidenced by one or more global Certificates which shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear the following legend:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
          OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO
          THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER,
          EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
          NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN
          AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE &
          CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
          REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          (d) So long as the Shares are eligible for book-entry settlement with
DTC and such settlement is available, unless otherwise required by law, notwithstanding the provisions of Section 2.3(a) and Section 2.3(b), all Shares shall be evidenced by one or more global Certificates the Registered Owner of which is DTC or a nominee of DTC and (i) no Beneficial Owner of Shares will be entitled to receive a separate Certificate evidencing those Shares, (ii) the interest of a Beneficial Owner in Shares represented by a global Certificate will be shown only on, and transfer of that interest will be effected only through, records maintained by DTC or a DTC Participant or Indirect Participant
through which the Beneficial Owner holds that interest and (iii) the rights of a
Beneficial Owner with respect to Shares represented by a global Certificate will be exercised only to the

                                       11

extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and DTC or the DTC Participant or Indirect Participant
through which that Beneficial Owner holds an interest in Shares.

          (e) If, at any time when Shares are evidenced by a global Certificate,
DTC ceases to make its book-entry settlement system available for such Shares, the Trustee shall execute and deliver separate Certificates evidencing Shares to the DTC Participants entitled thereto, with such additions, deletions and modifications to this Agreement and to the form of Certificate evidencing Shares as the Sponsor and the Trustee may agree.

          (f) Title to a Certificate evidencing Shares (and to the Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Trustee, notwithstanding any notice to the contrary, may treat the
Registered Owner of Shares as the absolute owner thereof for the purpose of determining the person entitled to any distribution or to any notice provided for in this Agreement and for all other purposes.

          Section 2.4 Deposit of British Pounds.

          (a) After the deposit of British Pounds in the Trust by the Initial
Purchaser, as defined in the registration statement, the issuance and Delivery of Shares will take place only in integral numbers of Baskets and in compliance with the provisions of this Agreement, as supplemented by any procedures attached to an applicable Authorized Participant Agreement, to the extent those procedures are consistent with this Agreement. Authorized Participants wishing to acquire from the Trustee one or more Baskets must place an order with the
Trustee (a "Purchase Order"). Purchase Orders received by the Trustee prior to the Order Cutoff Time on a New York Business Day will have that day as the Order
Date. Purchase Orders received on a day that is not a New York Business Day or received after the Order Cutoff Time on a New York Business Day will have the next following New York Business Day as the Order Date. The "Settlement

                                       12

Date" for a Purchase Order shall be the third New York Business Day following the Order Date unless that day is not a London Business Day, in which case the
Settlement Date shall be the next following day that is both a New York Business
Day and a London Business Day. As consideration for each Basket acquired,
Authorized Participants must deposit with the Depository the Basket British
Pound Amount determined by the Trustee on the Business Day prior to the
Settlement Date for the corresponding Purchase Order. The Basket British Pound
Amount shall be deposited in the Non-Interest Account. Pursuant to Section 6.5,
the Trustee shall contemporaneously instruct the Depository to transfer the portion of the Basket British Pound Amount representing principal from the
Non-Interest Account to the Interest Account. The portion of the Basket British
Pound Amount representing a pro rata portion of accrued but unpaid interest will remain in the Non-Interest Account.

          (b) The Trustee shall determine the Basket British Pound Amount for each New York Business Day. The initial "Basket British Pound Amount" is
5,000,000 British Pounds. After the initial deposit, the "Basket British Pound
Amount" shall be an amount of British Pounds equal to the quotient obtained by dividing the NAV per Basket on the date on which the determination is being made by the Relevant Price on such date. For purposes of this computation, "NAV per
Basket" is the product obtained by multiplying (x) the NAV per Share determined in compliance with Section 4.1, by (y) the number of Shares which constitute a
Basket on the date on which the determination is being made. Fractions of a
British Pound smaller than .001 shall be disregarded. The Sponsor intends to publish, or may designate other persons to publish, for each New York Business
Day, the Basket British Pound Amount.

          (c) If the Trust Property includes Surplus Property, no deposits of
British Pounds will be accepted until after a record date for distribution of that money or property, or proceeds from that property, has passed.

          (d) All deposited British Pounds shall be owned by the Trust and held for the Trust by the Depository in the Interest Account or the Non-Interest
Account. Any

                                       13

assets of the Trust other than British Pounds shall be held by the Trustee or the Depository at such place and in such manner as the Trustee shall determine.

          Section 2.5 Delivery of Shares.

          Upon receipt by the Trustee of any deposit in accordance with Section
2.4, together with a Purchase Order and the other documents required under this
Agreement, if any, and a confirmation from the Depository that the Basket
British Pound Amount has been Delivered to the Depository for each Basket of
Shares and the Depository is holding those British Pounds for the account of the
Trust, the Trustee, subject to the terms and conditions of this Agreement, shall
Deliver to the Depositor the number of Baskets of Shares issuable in respect of such deposit as requested in the corresponding Purchase Order, but only upon payment to the Trustee of the fees and expenses of the Trustee as provided in
Section 6.7 and of all taxes and governmental charges and fees payable in connection with such deposit, the transfer of the British Pounds and the issuance and Delivery of the Shares.

          Section 2.6 Registration and Registration of Transfer of Shares;
Combination and Split-up of Certificates.

          (a) The Trustee shall keep or cause to be kept a register of
Registered Owners of Shares and shall provide for the registration of Shares and the registration of transfers of Shares.

          (b) The Trustee, subject to the terms and conditions of this
Agreement, shall register transfers of ownership of Shares on its transfer books from time to time, upon any Surrender of a Certificate evidencing such Shares, by the Registered Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of
America. Thereupon the Trustee shall execute a new Certificate or Certificates evidencing such Shares, and deliver the same to or upon the order of the Person entitled thereto.

                                       14

          (c) The Trustee, subject to the terms and conditions of this
Agreement, shall, upon Surrender of a Certificate or Certificates evidencing
Shares for the purposes of effecting a split-up or combination of that certificate or certificates, execute and deliver one or more new Certificates evidencing those Shares.

          (d) The Trustee may, with the written approval of the Sponsor (which approval shall not be unreasonably withheld), appoint one or more co-transfer agents for the purpose of effecting registration of transfers of Shares and combinations and split-ups of Certificates at designated transfer offices on behalf of the Trustee at the Trustee's expense. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Registered Owners or Persons entitled to Shares and will be entitled to protection and indemnity to the same extent as the Trustee.

          Section 2.7 Surrender of Shares and Withdrawal of Trust Property.

     Upon Surrender of any integral number of Baskets for the purpose of withdrawal of the amount of Trust Property represented thereby, and upon payment of the fee of the Trustee in connection with the Surrender of Shares as provided in Section 6.7 and payment of all taxes and charges payable in connection with such Surrender and withdrawal of Trust Property, and subject to the terms and conditions of this Agreement, an Authorized Participant acting on authority of the Registered Owner of those Shares will be entitled to Delivery, in accordance with the provisions of this Agreement, as supplemented by any procedures attached to an applicable Authorized Participant Agreement, to the extent those procedures are consistent with this Agreement, of the amount of Trust Property at the time represented by such Baskets, including the Basket British Pound
Amounts corresponding to such Baskets for the New York Business Day prior to the
Settlement Date (as defined below), but excluding from those Basket British
Pound Amounts any portion that represents the value of Trust Property that is not held as British Pounds. Authorized Participants wishing to redeem one or more Baskets must place an order with the Trustee (a "Redemption Order").
Redemption Orders received by

                                       15

the Trustee prior to the Order Cutoff Time on a New York Business Day will have that day as the Order Date. Redemption Orders received by the Trustee after the
Order Cutoff Time on a New York Business Day or on a day that is not a New York
Business Day will have the next New York Business Day as the Order Date. The
"Settlement Date" for a Redemption Order shall be the third New York Business
Day following the Order Date unless that day is not a London Business Day, in which case the Settlement Date shall be the next following day that is both a
New York Business Day and a London Business Day. Any Trust Property other than
British Pounds will be delivered by the Trustee.

     The Trustee may require that a Certificate evidencing Shares Surrendered for the purpose of withdrawal is properly endorsed in blank or accompanied by proper instruments of transfer in blank. Upon a Surrender of an integral number of Baskets of Shares and satisfaction of all the conditions for withdrawal of
Trust Property, the Trustee shall instruct the Depository to Deliver, to or to the order of the Surrendering Authorized Participant, the amount of British
Pounds represented by the Surrendered Baskets of Shares and the Depository or
the Trustee shall pay or deliver to or to the order of the Surrendering
Authorized Participant the amount of any other Trust Property represented by the
Surrendered Baskets of Shares. Any Delivery of British Pounds other than by wire transfer or at the office of the Depository will be at the expense and risk of the Authorized Participant.

          Section 2.8 Limitations on Delivery, Registration of Transfer and
Surrender of Shares.

          (a) As a condition precedent to the Delivery, registration of transfer, split-up, combination or Surrender of any Shares or withdrawal of any
Trust Property, the Trustee or Registrar may require payment from the Depositor or the Authorized Participant Surrendering the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to any securities being withdrawn) and payment of any applicable fees as herein provided, may require the production of

                                       16

proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Trustee may establish consistent with the provisions of this Agreement, including this Section 2.8.

          (b) The Delivery of Shares against deposits of British Pounds or the registration of transfer of Shares may be suspended generally, or refused with respect to particular requested Deliveries or transfers, during any period when the transfer books of the Trustee are closed or if any such action is deemed necessary or advisable by the Trustee or the Sponsor for any reason at any time or from time to time.

          (c) The Surrender of Shares for purposes of withdrawing Trust Property may be suspended by the Trustee only if (i) the Trust holds Surplus Property that has not been distributed in accordance with Section 4.5 or (ii) the Trustee determines, in its sole discretion, that a suspension is necessary or desirable.
In either case, the Trustee and the Depository shall consult with each other and use good faith efforts to resume accepting and honoring Redemption Orders as soon as possible.

          Section 2.9 Lost Certificates, Etc.

          The Trustee shall execute and deliver a new Certificate of like tenor in exchange and substitution for a mutilated Certificate upon cancellation thereof, or in lieu of and in substitution for a destroyed, lost or stolen
Certificate if the Registered Owner thereof has (a) filed with the Trustee (i) a request for such execution and delivery before the Trustee has notice that the
Shares evidenced by the Certificate have been acquired by a protected purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Trustee.

          Section 2.10 Cancellation and Destruction of Surrendered Certificates.

          All Certificates Surrendered to the Trustee shall be canceled by the
Trustee. The Trustee is authorized to destroy Certificates so canceled.

                                       17

          Section 2.11 Splits and Reverse Splits of Shares.

          If requested in writing by the Sponsor, the Trustee shall effect a split or reverse split of the Shares as of a record date set by the Trustee in accordance with procedures determined by the Trustee.

          The Trustee is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Trust Property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust Property to the Registered Owners entitled to them.

          The amount of Trust Property represented by each Share and the Basket
British Pound Amount shall be adjusted as appropriate as of the open of business on the New York Business Day following the record date for a split or reverse split of the Shares.

                                    ARTICLE 3

               CERTAIN OBLIGATIONS OF REGISTERED OWNERS OF SHARES

          Section 3.1 Liability of Registered Owner for Taxes and Other
Governmental Charges.

          If any tax or other governmental charge shall become payable by the
Trustee with respect to any transfer or redemption of Shares, such tax or other governmental charge shall be payable by the Registered Owner of such Shares to the Trustee. The Trustee shall refuse to effect any registration of transfer of such Shares or any withdrawal of Trust Property represented by such Shares until such payment is made, and may withhold any distributions, or may sell for the account of the Registered Owner thereof Trust Property or Shares, and may apply such distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and the Registered Owner

                                       18

of such Shares shall remain liable for any deficiency. The Trustee shall distribute any net proceeds of a sale made under the preceding sentence that remain, after payment of the tax or other governmental charge, to the Registered
Owners entitled thereto as in the case of a distribution in cash.

          Section 3.2 Warranties on Deposit of British Pounds.

          Every Person depositing British Pounds under this Agreement shall be deemed thereby to represent and warrant that the Person making such deposit is duly authorized to do so and that at the time of delivery, the British Pounds are free and clear of any lien, pledge, encumbrance, right, charge or claim
(other than the rights created by this Agreement). All representations and warranties deemed made under this Section 3.2 shall survive the deposit of
British Pounds, Delivery or Surrender of Shares or termination of this
Agreement.

                                    ARTICLE 4

                           ADMINISTRATION OF THE TRUST

          Section 4.1 Evaluation of British Pounds; Calculation of Net Asset
Value.

          As promptly as practicable after the determination of the Relevant
Price on each New York Business Day, ordinarily no later than 2:00 PM (New York time), the Trustee will calculate, and the Sponsor or a person designated by the
Sponsor will publish, the Trust's net asset value ("NAV"). To calculate the NAV, the Trustee will:

          (a) take the sum of British Pounds in the Interest Account and
Non-Interest Account as of the close of business on the preceding London
Business Day, as reported by the Depository;

          (b) add interest accrued but unpaid on the Interest Account through the preceding day;

                                       19

          (c) subtract the accrued but unpaid Sponsor's Fee through the preceding day;

          (d) add British Pounds receivable by the Trust under Purchase Orders having Order Dates on or before the preceding New York Business Day;

          (e) subtract British Pounds payable by the Trust under Redemption
Orders having Order Dates on or before the preceding New York Business Day;

          (f) convert the result after step (e) into Dollars using the Relevant
Price;

          (g) add the Dollar value of any other assets included in the Trust
Property as of the close of business on the preceding New York Business Day; and

          (h) subtract the Dollar value of any other expenses and liabilities of the Trust as of the close of business on the preceding New York Business Day.

          The result is the NAV of the Trust for that New York Business Day. The
Trustee shall also divide the NAV of the Trust by the number of Shares outstanding for the date of the evaluation then being made, which figure is the
"NAV per Share." For purposes of the preceding sentence, the number of Shares deemed outstanding shall include Shares to be Delivered under Purchase Orders having Order Dates on or before the preceding New York Business Day and shall exclude Shares to be Surrendered under Redemption Orders having Order Dates on or before the preceding New York Business Day.

          Section 4.2 Responsibility of the Trustee for Evaluations.

          The Sponsor, Depositors, Registered Owners and Beneficial Owners may
rely on any evaluation or determination of any amount made by the Trustee, and the Sponsor shall have no responsibility for the accuracy thereof. The determinations made by the Trustee under this Agreement shall be made in good faith upon the basis of, and the Trustee shall not be liable for any errors contained in, information reasonably

                                       20

available to it. The Trustee shall be under no liability to the Sponsor, or to
Depositors, Registered Owners or Beneficial Owners, for errors in judgment;
provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of negligence or bad faith in the performance of its duties.

          Section 4.3 Interest Account and Non-Interest Account.

          The Trustee will deposit all British Pounds into the Interest Account or the Non-Interest Account in accordance with Section 6.5. The Interest Account will accrue interest in accordance with the terms of the Deposit Account
Agreement. The Non-Interest Account will not accrue interest.

          Section 4.4 Cash Distributions.

          On the first London Business Day of each month, the Depository will deposit into the Non-Interest Account the accrued but unpaid interest for the previous month. On the first day of each month that is both a London Business
Day and a New York Business Day, the Trustee will make withdrawals from the
Non-Interest Account to pay the accrued Sponsor's Fee for the previous month plus any other Trust expenses. In the event that the interest deposited exceeds the sum of the Sponsor's Fee for the previous month plus other Trust expenses, if any, then the Trustee shall convert the excess into Dollars in accordance with Section 4.9, and, as promptly as practicable declare a record date and distribute the net proceeds to Registered Owners on a pro rata basis (in accordance with the number of Shares that they own); provided, however, that in the event that the Trustee shall be required to withhold and does withhold from such cash an amount on account of taxes, the amount distributed to the
Registered Owners shall be reduced accordingly; and provided, further, that the
Trustee shall round the amount paid to each Registered Owner to the nearest whole cent.

                                       21

          Section 4.5 Distributions of Surplus Property.

          At any time that the Trust Property includes Surplus Property, the
Trustee shall, as promptly as practicable, (a) distribute all Surplus Property consisting of Dollars to the Registered Owners in proportion to the number of
Shares held by them, and (b) convert into Dollars or sell for Dollars all other
Surplus Property and distribute the Dollar proceeds, net of the fees and expenses of the Trustee, to the Registered Owners in proportion to the number of
Shares held by them. If the Trust Property includes any Surplus Property that is not British Pounds, the Trustee shall suspend deposits of British Pounds for the purpose of issuance of Shares until after a record date for distribution of that
Surplus Property, or proceeds of that Surplus Property, has passed.

          Section 4.6 Fixing of Record Date.

          Whenever any distribution will be made, or whenever the Trustee receives notice of any solicitation of proxies or consents from Registered
Owners, or whenever for any reason there is a split, reverse split or other change in the outstanding Shares, or whenever the Trustee shall find it necessary or convenient in respect of any matter, the Trustee, in consultation with the Sponsor, shall fix a record date for the determination of the
Registered Owners who shall be (i) entitled to receive such distribution or the net proceeds of the sale thereof, (ii) entitled to give such proxies or consents in respect of any such solicitation or (iii) entitled to act in respect of any other matter for which the record date was set.

          Section 4.7 Payment of Trust Expenses.

     (a) The following expenses are or may be accrued and paid by the Trust:

          (1) the Sponsor's Fee and other fees and expenses of the Sponsor set forth in Section 5.6;

                                       22

          (2) expenses of the Trust not assumed by the Sponsor pursuant to
Section 5.1(b);

          (3) taxes and other governmental charges;

          (4) expenses and costs of any extraordinary services performed by the
Trustee or the Sponsor on behalf of the Trust or action taken by the Trustee or the Sponsor to protect the Trust or the interests of Registered Owners; and

          (5) indemnification of the Sponsor as provided in Section 7.1(d).

     (b) On the first day of each month that is both a London Business Day and a
New York Business Day, the Trustee shall withdraw from the Non-Interest Account amounts necessary to pay the Trust expenses provided for in Section 4.7(a) and any otherwise unpaid expenses hereunder. In the event that the expenses exceed the balance of the Non-Interest Account, such excess shall be withdrawn from the
Interest Account. The Trustee will withdraw and sell sufficient British Pounds to purchase an amount of currency other than British Pounds sufficient to pay any Trust expenses payable other than in British Pounds and the costs of currency conversion.

     (c) Notwithstanding the foregoing, if requested by the Sponsor and agreed to by the Trustee, the Trustee will advance amounts out of its own funds for the payment of Trust expenses, provided that the amount advanced at any time shall not exceed $20,000. The amount of such advances, together with interest thereon at a percentage rate equal to then-current overnight federal funds rate, shall be expenses of the Trust. The Trustee shall have a lien on the balances on hand in the Interest Account and Non-Interest Account to the extent of all amounts advanced by it pursuant to this Section 4.7(c), which lien shall be superior to the interest of the Registered Owners.

     (d) The Trustee is conclusively authorized to sell British Pounds in the smallest amounts required to permit payment of Trust expenses, it being the intention to minimize the Trust's holdings of assets other than British Pounds.
Neither the Trustee

                                       23

nor the Sponsor shall have any liability for loss or depreciation resulting from sales of British Pounds so made. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made in accordance with this Section 4.7(d).

          Section 4.8 Statements and Reports.

          After the end of each Fiscal Year and within the time period required by applicable laws, rules and regulations, at the Sponsor's expense, the Trustee shall send to the Registered Owners as of the end of such Fiscal Year, an annual report of the Trust containing financial statements audited by independent accountants designated by the Sponsor and such other information as may be required by such laws, rules and regulations or otherwise, or which the Sponsor determines shall be included. The Trustee may distribute the annual report by any means acceptable to the Registered Owners and that complies with applicable laws, rules and regulations.

          Section 4.9 Further Provisions for Sales of Trust Property; Currency
Conversion.

          In addition to selling British Pounds in accordance with Section 4.7, the Trustee shall sell British Pounds whenever any one or more of the following conditions exist:

          (i) the Sponsor has notified the Trustee that such sale is required by applicable law or regulation; or

          (ii) the Trust is to be terminated and its assets liquidated in accordance with Section 8.2.

          When the Trustee is required or permitted to sell Trust Property, it may sell that Trust Property by public or private sale in any manner and on any terms that are (i) commercially reasonable in the circumstances and (ii)
reasonably calculated to

                                       24

maximize the value of the Trust Property while taking into account any duty of the Trustee under this Agreement to sell that Trust Property as promptly as practicable.

          However, whenever the Trustee is required or permitted to sell Trust
Property that is currency, if at the time the currency can, in the judgment of the Trustee, be converted on a reasonable basis into the required currency that, if applicable, is transferable to the United States, the Trustee shall place orders with dealers (which may include the Depository or the Trustee or any of their affiliates) through which it may reasonably expect to obtain a commercially reasonable rate of exchange (net of commission) and good execution of orders.

          If such conversion can be effected only with the approval or license of any government or agency thereof, the Trustee shall file such application for approval or license, if any, as it may deem desirable.

          If at any time the Trustee shall determine that in its judgment the currency is not convertible on a reasonable basis into the required currency or that, if applicable, is transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Trustee is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Trustee, the Trustee may distribute the currency without conversion (or an appropriate document evidencing the right to receive such currency) to, or in its discretion may hold such currency for the respective accounts of, the persons entitled to receive it. Any interest earned or investment gains attributable to amounts withheld from distribution shall be held by the Trustee for distribution to the Registered Owners entitled to the amount to which the interest or gain is attributable.

          If any such conversion of currency, in whole or in part, cannot be effected for distribution to some of the persons entitled to it, the Trustee may, in its discretion, make such conversion and distribution to the extent permissible to the persons entitled to it and may distribute the balance of the currency without conversion to, or in its

                                       25

discretion may hold such currency for the respective accounts of, the persons entitled to receive it. Any interest earned or investment gains attributable to amounts withheld from distribution shall be held by the Trustee for distribution to the Registered Owners entitled to the amount to which the interest or gain is attributable.

          The Trustee and the Sponsor shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to this Section 4.9.

          Section 4.10 Counsel.

          The Sponsor may from time to time employ counsel to act on behalf of the Trust and perform any legal services in connection with the British Pounds and the Trust, including any legal matters relating to the possible disposition or acquisition of any British Pounds. The reasonable fees and expenses of such counsel shall be paid by the Sponsor up to an aggregate maximum of $100,000 per year, with any excess amount to be paid by the Trust.

          Section 4.11 Grantor Trust.

          Nothing in this Agreement, any agreement with a Depository, or otherwise, shall be construed to give the Trustee or Sponsor the power to vary the investment of the Beneficial Owners within the meaning of Section
301.7701-4(c) of the regulations under the Code or any similar or successor provision of the regulations under the Code, nor shall the Sponsor give the
Trustee any direction that would vary the investment of the Beneficial Owners.
However, the Trustee shall not be liable to any Person for any failure of the
Trust to qualify as a grantor trust under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, except that this sentence shall not limit the Trustee's responsibility for the administration of the Trust in accordance with this Agreement. Neither the
Trustee nor the Sponsor will agree to any amendment of the Deposit Account
Agreement unless the Sponsor obtains and delivers to the Trustee a prior written opinion of counsel to the effect

                                       26

that such amendment will have no adverse effect on the classification of the
Trust as a "grantor trust" under the Code.

                                    ARTICLE 5

                                   THE SPONSOR

          Section 5.1 Duties of the Sponsor.

          (a) The Sponsor shall select the Depository and shall be solely responsible for that selection. The Sponsor is responsible for establishing the
Trust and for the registration of the Shares. The Sponsor will generally oversee the performance of the Trustee and the Trust's principal service providers, but will not exercise day-to-day oversight over the Trustee or such service providers. The Sponsor will regularly communicate with the Trustee to monitor the overall performance of the Trust. The Sponsor will also designate the independent certified public accountants of the Trust and may from time to time employ legal counsel for the Trust.

          (b) The Sponsor shall be responsible for all organizational expenses of the Trust, and for the following administrative and marketing expenses of the
Trust: the Trustee's monthly fee, routine transaction and maintenance fees charged by the Depository, listing fees of the Exchange, registration fees charged by the Commission, printing and mailing costs, audit fees, legal expenses not in excess of $100,000 per year and any applicable license fees.

          (c) The Sponsor will monitor the interest rate paid by the Depository and has the right and duty to instruct the Trustee to terminate the Deposit
Account Agreement if the Sponsor considers the interest rate to be noncompetitive.

          Section 5.2 Obligations of the Sponsor.

          (a) The Sponsor does not assume any obligation nor shall it be subject to any liability under this Agreement to any Registered Owner or Beneficial
Owner or Depositor (including liability with respect to the worth of the Trust
Property), except that

                                       27

the Sponsor agrees to perform its obligations specifically set forth in this
Agreement without negligence or bad faith.

          (b) The Sponsor shall not be under any obligation to prosecute any action, suit or other proceeding in respect of any Trust Property or in respect of the Shares on behalf of a Registered Owner, Beneficial Owner, Depositor or other Person.

          (c) The Sponsor shall not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Depositor, any Registered Owner or any other person believed by it in good faith to be competent to give such advice or information.

          (d) The Sponsor shall not be liable for any acts or omissions made by a successor sponsor whether in connection with a previous act or omission of the
Sponsor or in connection with any matter arising wholly after the resignation of the Sponsor, provided that in connection with the issue out of which such potential liability arises the Sponsor performed its obligations without negligence or bad faith while it acted as sponsor.

          (e) The Sponsor shall have no obligation to comply with any direction or instruction from any Registered Owner or Beneficial Owner or Depositor regarding Shares except to the extent specifically provided in this Agreement.

          Section 5.3 Prevention or Delay in Performance by the Sponsor.

          The Sponsor and its directors, employees, agents and affiliates shall not incur any liability to any Registered Owner, Beneficial Owner or Depositor
if, by reason of any provision of any present or future law or regulation of the
United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Sponsor is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or is delayed in, doing or performing any act or thing which by the

                                       28

terms of this Agreement it is provided shall be done or performed and accordingly the Sponsor does not do that act or thing or does that act or thing at a later time than would otherwise be required. The Sponsor will not incur any liability to any Registered Owner or Beneficial Owner or Depositor by reason of any non-performance or delay in the performance of any act or thing which by the terms of this Agreement it is provided may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this
Agreement.

          Section 5.4 Certain Matters Regarding Successor Sponsor.

          The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of the Sponsor. The
Sponsor may transfer all or substantially all of its assets to an entity which carries on the business of the Sponsor, if at the time of such transfer such successor duly assumes all the obligations of the Sponsor under this Agreement, and in such event, the Sponsor shall be relieved of all further liability under this Agreement.

          Section 5.5 Resignation of Sponsor; Successors.

          If at any time the Sponsor desires to resign its position as Sponsor hereunder, it may resign by delivering to the Trustee an instrument of resignation executed by the Sponsor. Such resignation shall become effective upon the earliest of the following: (i) the effective date of the appointment by the Trustee of a successor sponsor and the acceptance by the successor sponsor of that appointment, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, by an instrument of appointment and assumption executed by the Trustee and the successor sponsor; or (ii) an agreement by the Trustee to act as sponsor hereunder succeeding to all the rights and duties of the resigning Sponsor without appointing a successor sponsor and without terminating this Agreement; or (iii) termination of this
Agreement in accordance with its terms and completion of distribution of all remaining assets to Registered Owners. The Trustee shall have no obligation to appoint a successor sponsor or to

                                       29

assume the duties of the Sponsor and shall have no liability to any person because the Trust is terminated by reason of the Sponsor's resignation.

          If the Sponsor shall fail to undertake or perform or become incapable of undertaking or performing its duties hereunder or shall become bankrupt or its affairs shall be taken over by public authorities, the effect of that event shall be the same as if the Sponsor had given a notice of resignation as provided in the preceding paragraph.

          Upon its resignation becoming effective, the resigning Sponsor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring before its resignation became effective, and the successor sponsor shall thereupon undertake and perform all duties and be entitled to all rights and compensation as sponsor under this Agreement. The successor sponsor shall not be under any liability hereunder for acts or omissions occurring prior to the effective date stated in the instrument appointing it successor sponsor. The Trustee shall notify Registered Owners of the appointment of a successor sponsor.

          Section 5.6 Compensation of the Sponsor.

          (a) The Sponsor is entitled to receive from the Trust, as an expense of the Trust, the Sponsor's Fee. The Sponsor's Fee shall be accrued daily but paid monthly in arrears.

          (b) In addition to the Sponsor's Fee, the Sponsor is entitled to receive reimbursement from the Trust for all expenses and disbursements incurred by it. Such reimbursement shall be made promptly after such expenses are incurred by the Sponsor. Notwithstanding the foregoing, the Sponsor is not entitled to charge the Trust for (i) expenses and disbursements incurred by it prior to the commencement of trading of Shares on the Exchange and (ii) expenses for performing, or fees of agents for performing, services the Sponsor is required to perform under this Agreement.

                                       30

          (c) Within 30 days following the end of each Fiscal Year, the Sponsor shall certify to the Trustee the amount of its actual expenses and disbursements incurred by it during the preceding Fiscal Year by it in connection with action taken by it pursuant to Section 5.8 and shall reimburse the Trust any amounts received by it from the Trust that exceed the amount so certified.

          (d) The Trustee shall have no liability or responsibility for amounts paid to the Sponsor pursuant to this Section 5.6.

          Section 5.7 Federal Securities Law Filings.

          The Sponsor shall (i) prepare and file a registration statement with the Commission and take such action as is necessary from time to time to qualify the Shares for offering and sale under the federal securities laws of the United
States, including the preparation and filing of amendments and supplements to such registration statement, (ii) promptly notify the Trustee of any amendment or supplement to the registration statement or prospectus, of any order preventing or suspending the use of any prospectus, of any request for the amending or supplementing of the registration statement or prospectus or if any event or circumstance occurs that is known to the Sponsor as a result of which the registration statement or prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) provide the Trustee from time to time with copies, including copies in electronic form, of the prospectus, as amended and supplemented, in such quantities as the Trustee may reasonably request and (iv) prepare and file any periodic reports or updates that may be required under the Securities Exchange Act of 1934, as amended. The Trustee shall furnish to the Sponsor any information from the records of the Trust that the Sponsor reasonably requests in writing that is needed to prepare any filing or submission that the Sponsor or the Trust is required to make under the federal securities laws of the United States.

                                       31

          Section 5.8 Discretionary Actions by Sponsor; Consultation.

          (a) The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable to protect the rights of the Registered Owners.
The expenses incurred by the Sponsor in connection with taking any action under the preceding sentence (including the fees and disbursements of legal counsel)
shall be expenses of the Trust, and the Sponsor shall be entitled to be promptly reimbursed for those expenses by the Trust.

          (b) The Sponsor shall promptly notify the Trustee (i) regarding any action it takes pursuant to Section 5.8(a) or (ii) if the Sponsor becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

                                    ARTICLE 6

                                   THE TRUSTEE

          Section 6.1 Maintenance of Office and Transfer Books by the Trustee.

          (a) Until termination of this Agreement in accordance with its terms, the Trustee shall maintain facilities for the Delivery, registration, registration of transfers and Surrender of Shares in accordance with the provisions of this Agreement.

          (b) The Trustee shall keep books for the registration of Shares and registration of transfers of Shares which at all reasonable times shall be open for inspection by the Registered Owners.

          (c) Subject to the limitations set forth in Section 2.8(b), the
Trustee may, and at the reasonable written request of the Sponsor shall, close the transfer books at any time or from time to time if such action is deemed necessary or advisable in the reasonable judgment of the Trustee or the Sponsor.

                                       32

          (d) Pursuant to Section 2.8(c), the Trustee may, at its sole discretion, suspend withdrawals of Trust Property if the Trustee, at its sole discretion, determines that such a suspension is necessary or desirable.

          (e) If any Shares are listed on one or more stock exchanges in the
United States, the Trustee shall act as Registrar or, with the written approval of the Sponsor (which approval shall not be unreasonably withheld), appoint a registrar or one or more co-registrars for registry of such Shares in accordance with any requirements of such exchange or exchanges.

          Section 6.2 Obligations of the Trustee.

          (a) The Trustee assumes no obligation nor shall it be subject to any liability under this Agreement to any Registered Owner or Beneficial Owner or
Depositor (including liability with respect to the worth of the Trust Property), except that the Trustee agrees to perform its obligations specifically set forth in this Agreement without negligence or bad faith.

          (b) The Trustee shall not be under any obligation to prosecute any action, suit or other proceeding in respect of any Trust Property or in respect of the Shares on behalf of a Registered Owner, Beneficial Owner, Depositor or other Person.

          (c) The Trustee shall not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Depositor, any Registered Owner or any other person believed by it in good faith to be competent to give such advice or information.

          (d) The Trustee shall not be liable for any acts or omissions made by a successor trustee whether in connection with a previous act or omission of the
Trustee or in connection with any matter arising wholly after the resignation of the Trustee, provided that in connection with the issue out of which such potential liability arises the

                                       33

Trustee performed its obligations without negligence or bad faith while it acted as Trustee.

          (e) The Trustee shall have no obligation to comply with any direction or instruction from any Registered Owner or Beneficial Owner or Depositor regarding Shares except to the extent specifically provided in this Agreement.

          Section 6.3 Prevention or Delay in Performance by the Trustee.

          The Trustee and its directors, employees, agents and affiliates shall not incur any liability to any Registered Owner, Beneficial Owner or Depositor
if, by reason of any provision of any present or future law or regulation of the
United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Trustee is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or is delayed in, doing or performing any act or thing which by the terms of this
Agreement it is provided shall be done or performed and accordingly the Trustee does not do that act or thing or does that act or thing at a later time than would otherwise be required. The Trustee will not incur any liability to any
Registered Owner or Beneficial Owner or Depositor by reason of any non-performance or delay in the performance of any act or thing which by the terms of this Agreement it is provided may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this
Agreement.

          Section 6.4 Resignation or Removal of the Trustee; Appointment of
Successor Trustee.

          (a) Resignation. The Trustee may at any time resign as Trustee hereunder by notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

                                       34

          (b) Removal by the Sponsor. In case at any time the Trustee shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of the Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then in any such case the
Sponsor shall, subject to the requirements of Section 6.4(e), remove the Trustee by notice to the Trustee, and such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

          (c) Removal by Registered Owners. Registered Owners of at least two-thirds (66-2/3%) of the Shares then outstanding may at any time remove the
Trustee by a notice delivered to the Trustee and Sponsor, and such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

          (d) Removal for Material Breach. If at any time the Trustee ceases to be a Qualified Bank or is in material breach of its obligations under this
Agreement and the Trustee fails to cure such breach within 30 days after receipt by the Trustee of notice from the Sponsor or Registered Owners acting on behalf of at least 25% of the outstanding Shares specifying such default and requiring the Trustee to cure such default, the Sponsor may remove the Trustee by notice delivered to the Trustee, and such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment as hereinafter provided.

          (e) Appointing Successor Trustees. If the Trustee acting hereunder resigns or is removed, the Sponsor, acting on behalf of the Registered Owners, shall use its reasonable efforts to appoint a successor trustee, which shall be a Qualified Bank. Every successor trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Registered Owners, an instrument in writing accepting its appointment hereunder, and thereupon such successor trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on

                                       35

the written request of the Sponsor, acting on behalf of the Registered Owners, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust Property to such successor, and shall deliver to such successor a list of the Registered Owners of all outstanding Shares. The Sponsor or any such successor trustee shall promptly notify the Registered Owners of the appointment of such successor trustee.

          (f) Liability of Trustee. Upon effective resignation hereunder, the resigning or removed Trustee shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation or removal, and the new trustee shall thereupon undertake and perform all duties and be entitled to all rights and compensation as trustee under this Agreement. The successor trustee shall not be under any liability hereunder for acts or omissions occurring prior to execution of an instrument accepting its appointment as trustee.

          (g) Effect of Merger of the Trustee. Any corporation into which the
Trustee may be merged, consolidated or converted in a transaction in which the
Trustee is not the surviving corporation shall be the successor of the Trustee without the execution or filing of any document or any further act.

          Section 6.5 Transfers Between Interest Account and Non-Interest
Account.

          (a) Proceeds from creation of Baskets shall be deposited into the
Non-Interest Account. The Trustee shall contemporaneously instruct the
Depository to transfer the portion of the Basket British Pound Amount representing principal from the Non-Interest Account to the Interest Account.
The portion of the Basket British Pound Amount representing a pro rata portion of accrued but unpaid interest will remain in the Non-Interest Account.

          (b) Amounts payable upon Surrender of Shares in whole Baskets shall be paid from the Non-Interest Account. The Trustee shall contemporaneously instruct the

                                       36

Depository to transfer the portion of the Basket British Pound Amount representing principal from the Interest Account to the Non-Interest Account.

          Section 6.6 The Depository.

          The parties acknowledge that the Depository was selected solely by the
Sponsor. The Trustee will have no duty or liability to any Person on account of that selection or the terms of the Deposit Account Agreement. The Depository will be subject at all times and in all respects to the directions of the
Trustee and will be responsible solely to it. The rights and duties of the
Depository with reference to the Trust will be determined by the Deposit Account
Agreement and applicable law. The Trustee shall not amend or terminate the
Deposit Account Agreement without the written consent of the Sponsor. The
Trustee shall terminate the Deposit Account Agreement if the Sponsor directs it in writing to do so.

          Section 6.7 Compensation of the Depository.

          (a) Each Depositor, and each person surrendering Shares for the purpose of withdrawing Trust Property, shall pay to the Trustee a fee of $500.00 per Purchase Order pursuant to Section 2.5 or Redemption Order pursuant to
Section 2.7 or surrender of Shares after termination of this Agreement pursuant to Section 8.2(e).

          (b) The Trustee is entitled to receive from the Sponsor fees for its services and reimbursement for its out-of-pocket expenses in accordance with written agreements between the Sponsor and the Trustee.

          (c) The Trustee is entitled to charge the Trust for all expenses and disbursements incurred by it in connection with action taken by it under Section
6.10(a) (including the reasonable fees and disbursements of its legal counsel), except that the Trustee is not entitled to charge the Trust for (i) expenses and disbursements incurred by it prior to the commencement of trading of Shares on the Exchange and (ii) fees of agents for performing services the Trustee is required to perform under this Agreement.

                                       37

          Section 6.8 Retention of Trust Documents.

          The Trustee is authorized to destroy those documents, records, bills and other data compiled during the term of this Agreement at the times permitted by the laws or regulations governing the Trustee, unless the Sponsor reasonably requests the Trustee in writing to retain those items for a longer period.

          Section 6.9 Prospectus Delivery.

          The Trustee shall, if required by the federal securities laws of the
United States, in any manner permitted by such laws, deliver, at the time of issuance of Shares, a copy of the relevant prospectus, as most recently furnished to the Trustee by the Sponsor, to each Depositor.

          Section 6.10 Discretionary Actions by Trustee; Consultation.

          (a) The Trustee may, in its discretion, undertake any action which it may deem necessary or desirable to protect the rights of the Registered Owners.
The expenses incurred by the Trustee in connection with taking any action under the preceding sentence (including the fees and disbursements of legal counsel)
shall be expenses of the Trust, and the Trustee shall be entitled to be promptly reimbursed for those expenses by the Trust.

          (b) The Trustee shall notify and consult with the Sponsor before undertaking any action under subsection (a) above or if the Trustee becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

                                       38

                                    ARTICLE 7

                                 INDEMNIFICATION

          Section 7.1 Indemnification of the Sponsor and Trustee.

          (a) The Sponsor shall indemnify the Trustee, its directors, employees and agents (the "Trustee Indemnified Persons") against, and hold each of them harmless from, any loss, liability, cost, expense or judgment (including, but not limited to, the reasonable fees and expenses of counsel) (collectively
"Indemnified Amounts") that is incurred by any of them and that arises out of or is related to (i) any offer or sale by the Trust of Baskets of Shares under this
Agreement, (ii) acts performed or omitted pursuant to the provisions of this
Agreement, as the same may be amended, modified or supplemented from time to time, by (A) a Trustee Indemnified Person or (B) the Sponsor or (iii) any
filings with or submissions to the Commission in connection with or with respect to the Shares (which, by way of illustration and not by way of limitation, include any registration statement and any amendments or supplements thereto filed with the Commission or any periodic reports or updates that may be filed under the Securities Exchange Act of 1934, as amended, or any failure to make any filings with or submissions to the Commission which are required to be made in connection with or with respect to the Shares), except that the Sponsor shall not have any obligations under this Section 7.1(a) to pay Indemnified Amounts incurred as a result of and attributable to (x) the negligence or bad faith of, or material breach of the terms of this Agreement by, the Trustee, (y) written information furnished in writing by the Trustee to the Sponsor expressly for use in the registration statement, or any amendment thereto, filed with the
Commission relating to the Shares that is not materially altered by the Sponsor or (z) any misrepresentations or omissions made by a Depositor (other than
Sponsor) in connection with such Depositor's offer and sale of Shares.

          (b) The Trustee shall indemnify the Sponsor, its members, officers, employees and agents against, and hold each of them harmless from, any
Indemnified Amounts (i) caused by the negligence or bad faith of the Trustee or
(ii) arising out of any

                                       39

information furnished in writing to the Sponsor by the Trustee expressly for use in an registration statement, or any amendment thereto, a prospectus pursuant to the Securities Act of 1933 Section 10(a) or Section 10(b), or a prospectus supplement thereto with the Commission relating to the Shares that is not materially altered by the Sponsor.

          (c) If the indemnification provided for in Section 7.1(a) or Section
7.1(b) is unavailable or insufficient to hold harmless the indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the Indemnified Amounts referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor on the one hand and the Trustee on the other hand from the fees each receives that are attributable to the Shares which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor on the one hand and the Trustee on the other hand in connection with the action, statement or omission which resulted in such Indemnified Amount as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact from which the action arises relates to information supplied by the Sponsor or the Trustee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or the act or omission from which the action arises. The amount of
Indemnified Amounts referred to in the first sentence of this subsection (c)
shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c).

          (d) The Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries (each, a "Sponsor Indemnified Party") shall be indemnified from the Trust

                                       40

and held harmless against any loss, liability or expense incurred without (i)
negligence, bad faith, willful misconduct or willful malfeasance on the part of the Sponsor arising out of or in connection with the performance of its obligations under this Agreement or any actions taken in accordance with the provisions of this Agreement or (ii) reckless disregard by the Sponsor of its obligations and duties under this Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor
Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under this Section 7.1(d) may be payable in advance or shall be secured by a lien on the Trust.

          (e) If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (each, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than seven (7) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the
"Indemnitor") of such Proceeding. The failure of the Indemnitee to so notify the
Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such
Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in clause (i) below and there are no other defenses available to Indemnitee as specified in clause (iii) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but, in such case, no fees and expenses of such counsel shall be borne by the Indemnitor unless such fees and expenses are otherwise required to be indemnified under Section 7.1(a), Section 7.1(b) or
Section 7.1(d), as applicable, and

                                       41

(i) there is such a conflict of interest between the Indemnitor and the
Indemnitee as would preclude, in compliance with the ethical rules in effect in the jurisdiction in which the Proceeding was brought, one lawyer from representing both parties simultaneously, (ii) the Indemnitor fails, within the earlier of (x) twenty (20) days following receipt of notice of the Proceeding from the Indemnitee or (y) seven (7) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or
(iii) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (m) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (n) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the
Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

                                    ARTICLE 8

                            AMENDMENT AND TERMINATION

          Section 8.1 Amendment.

          The Trustee and the Sponsor may amend any provisions of this Agreement without the consent of any Registered Owner; provided, however, that the provisions of Section 2.6, Section 2.7, Section 2.10, Section 4.2 through
Section 4.7, this Section 8.1 and Section 8.2 may not be amended unless (i) the provision relates solely to procedural or logistical matters (as distinguished from core economic rights), or (ii) prior to the amendment, (a) the Sponsor obtains and delivers to the Trustee a written opinion of counsel to the effect that after such amendment the Trust will continue to be classified as

                                       42

a "grantor trust" under the Code, and (b) in the event that such opinion of counsel assumes that certain actions are taken by the Sponsor or the Trustee in connection with such amendment, such actions shall be taken by the Sponsor or the Trustee, as the case may be. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Registered Owners, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the
Registered Owners. Every Registered Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any
Shares or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the right of the Registered Owner of Shares to Surrender Baskets of
Shares and receive therefor the amount of Trust Property represented thereby, except in order to comply with mandatory provisions of applicable law.

          Section 8.2 Termination.

          (a) The Trustee shall set a date on which this Agreement will terminate and mail notice of that termination to the Registered Owners at least
30 days prior to the date set for termination, which date shall be no later than
90 days from the mailing of termination notice, if any of the following occurs:

               (i) the Sponsor has given notice of resignation or is unable to perform its duties or becomes bankrupt or insolvent and the Trustee will not appoint a successor sponsor or agree to act as Sponsor;

               (ii) Registered Owners holding at least 75% of the outstanding
Shares notify the Trustee that they elect to terminate the Trust;

               (iii) the United Kingdom chooses the euro as its currency, by an act of parliament or by referendum, and the Council of the European Union adopts an

                                       43

irrevocable conversion rate for British Pounds to euro and the Trustee has actual knowledge of that action;

               (iv) the Depository resigns or is removed; or

               (v) the Trust receives notice from the Internal Revenue Service or counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Code.

          (b) The Trustee shall set a date on which this Agreement will terminate and mail notice of that termination to the Registered Owners at least
30 days prior to the date set for termination, which date shall be no later than
90 days from the mailing of termination notice, if any of the following occurs and the Sponsor has notified the Trustee that it elects to terminate this
Agreement:

               (i) The Trustee is notified that the Shares are delisted from a national securities exchange and are not approved for listing on another national securities exchange within five New York Business Days of their delisting;

               (ii) the Commission determines that the Trust is an investment company under the Investment Company Act of 1940, as amended;

               (iii) the NAV of the Trust remains less than $100 million for 30 consecutive New York Business Days at any time after the first 90 days of the
Shares being traded on the Exchange;

               (iv) all of the Trust's assets are sold;

               (v) the aggregate market capitalization of the Trust, based on the closing price for the Shares remains less than $300 million at any time for five consecutive trading days beginning after the first anniversary of this
Agreement; or

                                       44

               (vi) DTC ceases providing book-entry settlement services for the
Shares.

          (c) If 60 days have elapsed since the Trustee gave the Sponsor notice of its election to resign and no successor trustee appointed by the Sponsor has accepted appointment as Trustee, the Trustee may set a date on which this
Agreement will terminate and mail notice of that termination to the Registered
Owners at least 30 days prior to the date set for termination.

          (d) If not terminated sooner, this Agreement shall terminate forty years from the date of this Agreement, and the Trustee shall mail a notice of that termination to the Registered Owners and the Sponsor at least 30 days before the termination date.

          (e) On and after the date of termination of this Agreement, the
Registered Owner of Shares will, upon (i) Surrender of those Shares, (ii)
payment of the fee of the Trustee for the Surrender of Shares provided in
Section 6.7, and (iii) payment of any applicable taxes or other governmental charges, be entitled to Delivery, to the Registered Owner or upon the Registered
Owner's order, of the amount of Trust Property represented by those Shares. The
Trustee shall not accept any deposits of British Pounds after the date of termination of this Agreement. If any Shares remain outstanding after the date of termination of this Agreement, the Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to
Registered Owners, and shall not give any further notices or perform any further acts under this Agreement, except that the Trustee shall continue to collect distributions pertaining to Trust Property and hold the same uninvested and without liability for interest, pay the Trust's expenses and sell British Pounds as necessary to meet those expenses and shall continue to deliver Trust
Property, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares
Surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee set forth in 5.7 for the Surrender of Shares, any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Agreement, and any

                                       45

applicable taxes or other governmental charges). At any time after the expiration of 90 days following the date of termination of this Agreement, the
Trustee may sell for Dollars the Trust Property for then held under this
Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under this Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Registered
Owners of Shares that have not theretofore been Surrendered, such Registered
Owners thereupon becoming general creditors of the Trustee with respect to such net proceeds. After making such sale, the Trustee shall be discharged from all obligations under this Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, the fee of the Trustee for the
Surrender of Shares and any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Agreement, and any applicable taxes or other governmental charges), and the trust created by this Agreement shall terminate. Upon the termination of this Agreement, the
Sponsor shall be discharged from all obligations under this Agreement except for its obligations to the Trustee under Section 6.7 and Section 7.1, each of which shall survive termination of this Agreement. Section 5.6 and this Section 8.1(e)
shall also survive termination of this Agreement.

                                    ARTICLE 9

                                  MISCELLANEOUS

          Section 9.1 Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Agreement shall be filed with the
Trustee and shall be open to inspection by any Registered Owner during the
Trustee's business hours.

                                       46

          Section 9.2 Third-Party Beneficiaries.

          This Agreement is for the exclusive benefit of the parties hereto, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

          Section 9.3 Severability.

          In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this
Agreement shall in no way be affected, prejudiced or disturbed thereby.

          Section 9.4 Registered Owners, Beneficial Owners and Depositors as
Parties; Binding Effect.

          The Registered Owners, Beneficial Owners and Depositors from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof by their acceptance of Shares or any interest therein or by their depositing British Pounds, as the case may be.

          Section 9.5 Notices.

          (a) All notices given under this Agreement must be in writing.

          (b) Any and all notices to be given to the Trustee or the Sponsor shall be deemed to have been duly given (i) when it is actually delivered by a messenger or recognized courier service, (ii) five days after it is mailed by registered or certified mail, postage paid or (iii) when receipt of a facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission, in each case to or at the address set forth below:

                                       47

          To the Trustee:

          The Bank of New York
          101 Barclay Street, 22-W
          New York, New York 10286
          Attention: ADR Administration
          Facsimile:  212-571-3050

or any other place to which the Trustee may have transferred its Corporate Trust
Office with notice to the Sponsor.

          To the Sponsor:

          Rydex Specialized Products LLC
          c/o Rydex Investments
          9601 Blackwell Road, Suite 500
          Rockville, Maryland 20850
          Attention:  Carl G. Verboncoeur, President
          Facsimile:  301-296-5112

or any other place to which the Sponsor may have transferred its principal office with notice to the Trustee.

          (c) Any and all notices to be given to a Registered Owner shall be deemed to have been duly given (i) when actually delivered by messenger or a recognized courier service, (ii) when mailed, postage prepaid or (iii) when sent by facsimile transmission confirmed by letter, in each case at or to the address of such Registered Owner as it appears on the transfer books of the Trustee, or, if such Registered Owner shall have filed with the Trustee a written request that any notice or communication intended for such Registered Owner be delivered to some other address, at the address designated in such request.

          Section 9.6 Agent for Service; Submission to Jurisdiction.

          The Sponsor hereby (i) irrevocably designates and appoints CT
Corporation, in the State of New York, as the Sponsor's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares,

                                       48

the Trust Property or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in The City of New York, State of New
York, in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Sponsor in any such suit or proceeding. The Sponsor agrees to deliver, upon the execution and delivery of this Agreement, a written acceptance by such agent of its appointment as such agent. The Sponsor further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any Shares remain outstanding or this Agreement remains in force. In the event the Sponsor fails to continue such designation and appointment in full force and effect, the Sponsor hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Sponsor at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

          Section 9.7 Governing Law.

          This Agreement shall be interpreted under, and all rights and duties under this Agreement shall be governed by, the laws of the State of New York.

          IN WITNESS WHEREOF, RYDEX SPECIALIZED PRODUCTS LLC and THE BANK OF NEW
YORK have duly executed this Agreement as of the day and year first set forth above.

                                        RYDEX SPECIALIZED PRODUCTS LLC,
                                           as Sponsor

                                        By:
                                            ------------------------------------
                                            Name: Carl G. Verboncoeur
                                            Title: Chief Executive Officer and
                                                   Treasurer

                                       49

                                        THE BANK OF NEW YORK,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       50

                                    EXHIBIT A

                        Form of Deposit Account Agreement

                                        1

                                    EXHIBIT B

                               Form of Certificate

THE SHARES EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING TRUST
PROPERTY (AS DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) HELD BY THE
TRUST AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT
GUARANTEED BY THE SPONSOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THE SHARES NOR THE UNDERLYING TRUST PROPERTY ARE INSURED UNDER ANY
AGREEMENT THAT DIRECTLY BENEFITS THE TRUST OR GUARANTEED BY ANY GOVERNMENTAL
AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AGENT
AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS
MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                        2

                      BRITISH POUND STERLING CURRENCYSHARES
                                    ISSUED BY
                   CURRENCYSHARES BRITISH POUND STERLING TRUST
                                  REPRESENTING
  FRACTIONAL INTERESTS IN DEPOSITED BRITISH POUNDS AND ANY OTHER TRUST PROPERTY

                        THE BANK OF NEW YORK, as Trustee

No.____                                                                 * Shares

                                                             CUSIP: ____________

     THE BANK OF NEW YORK, as Trustee (hereinafter called the Trustee), hereby certifies that CEDE & CO., as nominee of the Depository Trust Company, or registered assigns, IS THE OWNER OF * Shares issued by CurrencyShares British
Pound Sterling Trust, each representing a fractional undivided interest in the net assets of the Trust, as provided in the Agreement referred to below. At the time of delivery of the Agreement, each 50,000 Shares represented an interest in
5,000,000 British Pounds that are deposited under the Agreement and held by the
Depository referred to in the Agreement. The amount of British Pounds in which each 50,000 Shares represents an interest may change from time to time as provided in the Agreement. The Trustee's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust
Office is located at 101 Barclay Street, New York, New York 10286, and its
principal executive office is located at One Wall Street, New York, New York
10286.

     This Certificate is issued upon the terms and conditions set forth in the
Trust Agreement dated as of _________, 2006 (the "Agreement") among Rydex
Specialized Products LLC d/b/a "Rydex Investments" (herein called the Sponsor), the Trustee, all Registered Owners and Beneficial Owners from time to time of
Shares issued thereunder and all Depositors. By becoming a Registered Owner or
Beneficial Owner, or by depositing British Pounds, a Person becomes a party to the Agreement and is bound by all the terms and conditions of the Agreement. The
Agreement sets forth the rights of Depositors and Registered Owners and the rights and duties of the Trustee and the Sponsor. Copies of the Agreement are on
file at the Trustee's Corporate Trust Office in New York City.

----------
*    That number of Shares held at The Depository Trust Company at any given point in time.

                                        3

     The Agreement is hereby incorporated by reference into and made a part of this Certificate as if set forth in full in this place. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

     This Certificate shall not be entitled to any benefits under the Agreement or be valid or obligatory for any purpose unless it is executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the
Trustee and, if a Registrar (other than the Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated:                                  THE BANK OF NEW YORK,
       ------------------------------   as Trustee

                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                 THE TRUSTEE'S CORPORATE TRUST OFFICE ADDRESS IS

                  101 BARCLAY STREET, NEW YORK, NEW YORK 10286

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